Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION OF DFHT

The following unaudited pro forma condensed combined information presents the unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 based upon the combined historical financial statements of Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”), CareMax Medical Group, LLC (“CareMax”) and IMC Medical Group Holdings, LLC (“IMC”), after giving effect to the business combination (the “Business Combination”) and related adjustments described in the accompanying notes. Under applicable accounting standards, CareMax will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. The accounting guidance for business combinations, FASB Accounting Standards Codification (ASC) 805, provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the transaction, including payment of any premium.

Management considered the following quantitative and qualitative factors in the determination that CareMax is the accounting acquirer in the Business Combination:

•	The consideration in the Business Combination includes both cash and Class A common shares of DFHT. Upon completion of the Business Combination, none of the legacy DFHT shareholders, the DFHT sponsor, Deerfield Management, legacy CareMax equity holders or IMC equity holders will own more than 20% of the common stock of the company post-Business Combination. Management further considered whether there will be an existence of a large minority voting interest in the combined company. Management believes the remaining public shareholders are passive investors which include both institutional and retail investors with varying interests and ownership goals.

•	The Chief Executive Officer of the combined company is Carlos A. de Solo, Chief Executive Officer of CareMax. The remaining senior management of the combined company is represented by approximately 50% each of the CareMax and IMC senior management team. Upon closing of the Business Combination, the pre-Business Combination DFHT Chief Executive Officer became the Executive Chairman of the combined company and the Chief Financial Officer resigned. None of the officers of DFHT are officers of the Company post-Business Combination.

•	Upon closing of the Business Combination, the board of directors is comprised of six (6) directors. The Merger Agreement does not provide either DFHT or CareMax with sole discretion to appoint or nominate the independent directors to the board. There are no agreements with pre-Business Combination DFHT shareholders to appoint directors to the board and the continuing voting rights of the pre-Business Combination DFHT shareholders are the same as all shareholders post- Business Combination. Carlos A. de Solo serves as a director of the combined company.

•	The fair value of the pre-Business Combination equity interests of CareMax, IMC and DFHT are approximately $364 million, $250 million and $190 million, respectively. The fair value of the pre-Business Combination equity interests of CareMax relative to fair value of the pre-Business Combination equity interests of DFHT results in a premium in the exchange of the CareMax equity interests for equity interests of DFHT as part of the Business Combination.

•	Upon closing of the Business Combination, the Current Charter was amended to, among other matters, provide changing the post-Business Combination Company’s corporate name from “Deerfield Healthcare Technology Acquisitions Corp.” to “CareMax, Inc.” which reflects the value proposition the CareMax name brings as a publicly traded entity and from a customer facing perspective in the marketplace. The Company’s ticker post-Business Combination references CareMax and the Company’s corporate headquarters will be relocated to CareMax current headquarters.

In the unaudited pro forma condensed financial statements, CareMax has measured and recognized the assets acquired and liabilities assumed at their acquisition date fair values.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it were completed on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2020 gives pro forma effect to the acquisitions by CareMax of Clinica Las Americas (“Little Havana II”) on December 10, 2020 and Care Holdings Group, LLC as if they had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements of each of DFHT, CareMax, and IMC and the notes thereto included in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission (“SEC”) on May 14, 2021, and the unaudited historical financial statements of each of DFHT, CareMax and IMC for the three months ended March 31, 2021 and 2020 included in this Current Report on Form 8-K, as well as the disclosures contained in the Definitive Proxy Statement, the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC on May 24, 2021, and herein in the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations of DFHT" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of CareMax and IMC."

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Business Combination had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the Business Combination, any integration costs or tax deductibility of transaction costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Business Combination as described in the notes to the unaudited pro forma condensed combined financial information.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS MARCH 31, 2021

	Pro Forma		Interamerican
	CareMax Medical		Medical Center	Pro Forma		Pro Forma
(in thousands)	Group, LLC (2) (3)	DFHT (1)	Group, LLC	Adjustments	Note 4	Combined
Assets
Current assets:
Cash and cash equivalents	$7,014	$390	$14,000	$211,313	(a)	$232,717
				(4,443)	(d)	(4,443)
				206,870		228,274
Accounts receivable, net	9,089	-	17,928	-		27,017
Inventory	15	-	-	-		15
Prepaid Expenses	169	210	1,019	-		1,398
Due from Related Parties	627	-	-	-		627
Total current assets	16,915	600	32,947	206,870		257,332
Property and Equipment, net	6,253	-	6,509	-		12,762
Goodwill	10,068	-	85,476	187,437	(j)	282,981
Investments held in Trust Account	-	143,856	-	(143,856)	(b)	-
Intangible Asset, net	8,323	-	17,626	15,526	(j)	41,475
Other Assets	414	-	2,261	-		2,675
Total assets	$41,974	$144,456	$144,819	$265,977		$597,226

Liabilities and Stockholders'/Members' Equity
Current liabilities:
Accounts payable and accrued expenses	$5,274	$4,812	$7,547	$-		$17,633
Risk Settlements Due to Providers	282	-	-	-		282
Current portion of long-term debt, net	992	-	323	-		1,315
Other current liabilities	51	49	-	-		100
Total current liabilities	6,599	4,861	7,869	-		19,330
Derivative warrant liabilities	-	13,870	-	-		13,870
Long-term debt, less current portion	26,694	-	77,212	(103,402)	(c)	122,504
				125,000	(c)
				(3,000)	(c)
Other long-term liabilities	708	4,443	1,151	-		1,859
				(4,443)	(d)
Total liabilities	34,001	23,175	86,233	14,155		157,563
Stockholders' equity / Commitments and contingencies	7,973	121,282	58,586	251,823	(e)	439,663
Total Liabilities and Stockholders' Equity	$41,974	$144,456	$144,819	$265,977		$597,226

(1) Refer to Note 2 for reclassification of DFHT historical information.

(2) Refer to Note 3 for reclassification of CareMax historical information.

(3) Reflects the acquisition of Clinica Las Americas and Care Holdings Group by CareMax as if the transactions occurred on March 31, 2021.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Pro Forma		Interamerican
	CareMax Medical		Medical Center	Pro Forma		Pro Forma
(in thousands, except share data)	Group, LLC (2) (3)	DFHT (1)	Group, LLC	Adjustments	Note 4	Combined
Revenue:
Capitated Revenue	$27,819	$-	$56,475	$-		$84,294
Other Managed Care Services	99	-	3,063	-		3,161
Other Revenue	917	-	47	-		964
Net revenue	28,835	-	59,585	-		88,420
Costs and expenses:
Medical Expenses	18,439	-	49,645	-		68,084
Selling, General and Administrative expenses	9,378	1,612	9,593	1,679	(j)	22,262
Total costs and expenses	27,816	1,612	59,238	1,679		90,346
Operating (loss) income	1,019	(1,612)	347	(1,679)		(1,926)
Interest (Income) Expense	504	(20)	1,950	(1,282)	(f)	1,302
				150	(c)
Other (Income) Expense, net	-	-	(4)	-		(4)
Change in fair value of warrant liabilities	-	(10,894)	-	-		(10,894)
Income (loss) before income taxes	515	9,302	(1,599)	(547)		7,670
Income Tax expense	-	-	-	1,881	(g)	1,881
Net Income (loss)	$515	$9,302	$(1,599)	$(2,428)		$5,789
Pro forma weighted average common shares outstanding - basic					(h)	80,176,840
Pro forma weighted average common shares outstanding—diluted					(h)	81,248,155
Pro forma net income per common share - basic						$0.07
Pro forma net income per common share—diluted						$0.07

(1) Refer to Note 2 for reclassification of DFHT historical information.

(2) Refer to Note 3 for reclassification of CareMax historical information.

(3) Includes the results of Clinica Las Americas and Care Group Holdings, LLC giving effect to those acquisitions as if they were completed on January 1, 2020.

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (AS RESTATED)
FOR THE YEAR ENDED DECEMBER 31, 2020

	Pro Forma		Interamerican
	CareMax Medical		Medical Center	Pro Forma		Pro Forma
(in thousands, except share data)	Group, LLC (2) (3)	DFHT (1)	Group, LLC	Adjustments	Note 4	Combined
Revenue:
Capitated Revenue	$110,155	$-	$216,041	$-		$326,197
Other Managed Care Services	370	-	10,856	-		11,225
Other Revenue	4,457	-	204	-		4,661
Net revenue	114,982	-	227,101	-		342,084
Costs and expenses:
Medical Expenses	70,973	-	186,315	-		257,288
Selling, General and Administrative expenses	32,942	4,012	31,136	8,368	(j)	107,457
				31,000	(e)
Total costs and expenses	103,915	4,012	217,451	39,368		364,745
Operating (loss) income	11,067	(4,012)	9,650	(39,368)		(22,662)
Interest (Income) Expense	1,728	(86)	9,536	(6,577)	(f)	5,202
				600	(c)
Other (Income) Expense, net	5		(1,000)	-		(995)
Change in fair value of derivative warrant liability		17,585				17,585
Income (loss) before income taxes	9,334	(21,511)	1,114	(33,391)		(44,454)
Income Tax benefit	-	-	-	(10,900)	(g)	(10,900)
Net income (loss)	$9,363	$(21,511)	$1,114	$(22,491)		$(33,524)
Pro forma weighted average common shares outstanding - basic and diluted					(h)	80,176,840
Pro forma net income (loss) per common share—basic and diluted						$(0.42)

(1) Refer to Note 2 for reclassification of DFHT historical information.

(2) Refer to Note 3 for reclassification of CareMax historical information.

(3) Includes the results of Clinica Las Americas and Care Group Holdings, LLC giving effect to those acquisitions as if they were completed on January 1, 2020.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

Basis of presentation

The historical financial information has been adjusted to conform to the presentation rules set forth in Rule 11-02(a)(6) of SEC Regulation S-X regarding the unaudited pro forma condensed combined financial information. Specifically, the pro forma condensed balance sheet and statement of operations must include and be limited to i) transaction accounting adjustments and ii) autonomous entity adjustments, if required and, optionally, management adjustments that capture synergies or dis-synergies from the business combination. Transaction accounting adjustments that affect the pro forma condensed balance sheet have been calculated assuming the transaction took place on March 31, 2021. Transaction accounting adjustments that affect the pro forma condensed statement of operations have been calculated assuming the transaction occurred on January 1, 2020 (the beginning of the fiscal year presented). We have concluded that no autonomous entity adjustments are required.

DFHT's historical results reflect the unaudited balance sheet as of March 31, 2021 and unaudited statement of operations for the three months ended March 31, 2021, and the audited statement of operations for the period from May 8, 2020 (inception) through December 31, 2020 under Generally Accepted Accounting Principles in the United States of America (“GAAP”). IMC’s historical results reflect the unaudited consolidated balance sheet as of March 31, 2021, the unaudited consolidated statement of operations for the three months ended March 31, 2021, and the audited consolidated statement of operations for the year ended December 31, 2020, under GAAP. CareMax’s historical results reflect the unaudited combined balance sheet as of March 31, 2021, the unaudited combined statement of operations for the three months ended March 31, 2021 and the audited combined statement of operations for the year ended December 31, 2020 under GAAP.

General Description of the Business Combination Agreement

On December 18, 2020, Deerfield Healthcare Technology Acquisitions Corp.(“DFHT”), CareMax Medical Group, LLC (“CareMax”), IMC Medical Group Holdings, LLC (“IMC”), the CareMax Group, IMC Holdings, LLC (“IMC Parent”), and Deerfield Partners, LLP (“Deerfield”) entered into a Business Combination agreement. The closing is expected to occur in the first quarter of 2021. Upon completion of the closing of the Business Combination, the combined company now operates under the name CareMax.

Pursuant to the agreement, DFHT acquired all of the issued and outstanding equity interests of CareMax and IMC in exchange for a combination of cash and equity consideration in the form of Class A common shares of DFHT.

The aggregate consideration payable at the closing of the Business Combination to the members of CareMax and IMC was approximately $364 million and $250 million, respectively, subject to the purchase price adjustments as set forth in the Business Combination Agreement (the “Closing Merger Consideration”). The Closing Merger Consideration was comprised of 68% and 45% in cash for each of the members of CareMax and IMC, respectively, with the remainder of the Closing Merger Consideration comprising DFHT Class A Common Stock, valued at reference price of $10.00 per share.

Note 1 (continued)

An additional 3,500,000 and 2,900,000 shares of DFHT Class A Common Stock (the “Earnout Shares”) are payable after the Closing to the members of the CareMax Group and IMC Parent, respectively, upon satisfaction of the following conditions: (i) if within the first year after the Closing (the “First Earnout Period”) the trading price of DFHT Class A Common Stock equals or exceeds $12.50 on any 20 trading days in any 30-day trading period (the “First Share Price Trigger”), then 1,750,000 and 1,450,000 of the Earnout Shares will be released to the members of the CareMax Group and IMC Parent, respectively, or (ii) if within the second year after the Closing (the “Second Earnout Period”) the trading price of DFHT Class A Common Stock equals or exceeds $15.00 on any 20 trading days in any 30-day trading period (the “Second Share Price Trigger” and collectively, the “Share Price Triggers”), then 1,750,000 and 1,450,000 of the Earnout Shares will be released to the members of the CareMax Group and IMC Parent, respectively. Notwithstanding the foregoing, if the First Share Price Trigger is not satisfied but the Second Share Price Trigger is satisfied, DFHT will issue 3,500,000 and 2,900,000 shares of DFHT Class A Common Stock to the members of the CareMax Group and IMC Parent, respectively.

Upon completion of the Business Combination: (i) CareMax and IMC ownership collectively own approximately 26% of the combined company; (ii) Deerfield Management own approximately 16% of the combined company; (iii) the other DFHT public stockholders (including the PIPE Investors) own approximately 53% of the combined company; and (iv) DFHTA Sponsor LLC (the “sponsor”) own approximately 5% of the combined company. These levels of ownership interest do not take into account the Earnout Shares, the Adjustment Escrow Shares or the public warrants and private placement warrants to purchase DFHT Class A Common Stock that remain outstanding immediately following the Business Combination.

The following table sets forth the net assets of DFHT as of March 31, 2021:

(in thousands)	DFHT
Current assets	$600
Cash held in trust	143,856
Property and Equipment, net	-
Other Assets	-
Current liabilities	(4,861)
Derivative warrant liabilities	(13,870)
Other long-term liabilities (1)	(4,443)
Net assets	$121,282

(1)	These are deferred underwriting commissions related to the Company’s initial public offering and are reflected as a long-term liability on the historical balance sheet of DFHT. For pro forma purposes and on the pro forma condensed balance sheet it has been reclassified as a reduction of cash to the balance sheet as these fees were paid upon closing of the transaction.

Note 1 (continued)

Sources and Uses (in thousands)

Sources
DFHT Cash from Trust	$143,856
Deerfield PIPE(1)	410,000
New Debt	125,000

Total Sources	$678,856

Uses
Cash to balance sheet	$206,870
Cash to CareMax and IMC Shareholders	318,141
Debt repayment	103,402
SPAC redemptions	-
Deal expenses (2)	50,443
Total Uses	$678,856

(1)	Represents the issuance in a private placement to be consummated concurrently with the closing, to Deerfield of up to 41,000,000 shares of Class A common stock.

(2)	Comprised of $12,000 PIPE transaction fees, $31,000 acquisition-related costs, $3,000 debt issuance costs and $4,443 underwriting commissions related to our IPO.

Basis of the Pro Forma Presentation

Upon consummation of the Business Combination, DFHT and IMC will adopt the accounting policies of CareMax. CareMax may identify differences between the accounting policies among the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2—Reclassifications to Historical Financial Information of DFHT, CareMax, and IMC

        Certain balances and transactions presented in the historical financial statements of DFHT, IMC, and CareMax included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of new group financial statements as indicated in the tables below.

DFHT Condensed Combined Balance Sheet

Reclassification as of March 31, 2021

	As per Historical
	Unaudited Financial		As
(in thousands)	Statements	Reclassifications	Reclassified
Liabilities
Current liabilities:
Accounts payable	$457	$(457)	$-
Accrued expenses	4,355	(4,355)	-
Accounts payable and accrued expenses	-	4,812	4,812
Franchise tax payable	49	(49)	-
Other current liabilities	-	49	49

DFHT Statement of Operations Reclassification for

the Three Months Ended March 31, 2021

	As per Historical
	Unaudited Financial		As
(in thousands)	Statements	Reclassifications	Reclassified
General and administrative expenses	$1,547	$65	$1,612
General and administrative expenses - related party	53	(53)	-
Franchise tax expense	13	(13)	-

Note 2—Reclassifications to Historical Financial Information of DFHT, CareMax, and IMC (continued)

DFHT Statement of Operations Reclassification for

the Year Ended December 31, 2020.

(in thousands)	As per Historical Audited Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$3,777	$-	$4,012
General and administrative expenses - related party	105	(105)	-
Franchise tax expense	130	(130)	-

CareMax Condensed Combined Balance Sheet

Reclassification as of March 31, 2021

	As per Historical
	Unaudited Financial		As
(in thousands)	Statements	Reclassifications	Reclassified
Liabilities
Current liabilities:
Accounts payable	$2,172	$(2,172)	$-
Accrued expenses	2,438	(2,438)	-
Accrued interest payable	161	(161)	-
Accounts payable- Care Holdings Group, LLC	504	(504)
Accounts payable and accrued expenses	-	5,274	5,274

Note 2 (continued)

CareMax Condensed Combined Statement of Operations Reclassification

for the Three Months Ended March 31, 2021

	As per Historical
	Unaudited Financial		As
	Statements	Reclassifications	Reclassified
Selling, General and administrative expenses	$7,673	$(7,673)	$-
General and administrative expenses (Care Holdings)	1,704	(1,704)	-
Selling, general & administrative expenses			9,378

CareMax Condensed Combined Statement of Operations Reclassification

for the Year Ended December 31, 2020

	As per Historical
	Audited Financial		As
(in thousands)	Statements	Reclassifications	Reclassified
Capitated revenue	$127,159	$(17,004)	$110,155
Administrative fee	17,004	(17,004)	-
Selling, General and administrative expenses	27,107	(27,107)	-
General and administrative expenses (Care Holdings)	4,172	(4,172)	-
General and administrative expenses (Clinica Las Americas)	1,663	(1,663)	-
Selling, general & administrative expenses			32,942

Note 2 (continued)

IMC Condensed Consolidated Balance Sheet Reclassification as of March 31, 2021	As per Historical
	unaudited Financial		As
(in thousands)	Statements	Reclassifications	Reclassified
Assets
Current assets:
Accounts receivable, net	$-	$17,928	$17,928
Capitated plan receivables, net	12,418	(12,418)	-
Other receivables, net	5,510	(5,510)	-
Liabilities
Current liabilities:
Accounts payable	2,198	(2,198)	-
Accrued expenses	3,881	(3,881)	-
Amounts due to health plans, net	1,467	(1,467)	-
Accounts payable and accrued expenses			$7,547

Note 2 (continued)

IMC Condensed Consolidated Statement of Operations Reclassification for the Three Months Ended March 31, 2021
	As per Historical
	Unaudited Financial		As
(in thousands)	Statements	Reclassifications	Reclassified
General and administrative expenses	$4,258	$(4,258)	$9,593
Non-medical Salaries, wages, and beenfits	4,269	(4,269)	-
Amortization of intangibles	407	(407)	-
Depreciation Expense	659	(659)	-

IMC Condensed Consolidated Statement of Operations Reclassification for the Year Ended December 31, 2020
	As per Historical
	Audited Financial		As
(in thousands)	Statements	Reclassifications	Reclassified
General and administrative expenses	$12,741	$(12,741)	$31,136
Non-medical Salaries, wages, and beenfits	13,962	(13,962)	-
Amortization of intangibles	1,627	(1,627)	-
Depreciation Expense	2,806	(2,806)	-

Note 3—Reclassifications and Adjustments to Historical Information of CareMax

The following table presents the pro forma balance sheet for CareMax as of March 31, 2021

	CareMax Medical	Care Holdings	Pro Forma
(in thousands)	Group, LLC (1)	Group, LLC (2)	Combined
Assets
Current assets:
Cash and cash equivalents	$6,435	$579	$7,014
Accounts receivable, net	8,756	333	9,089
Inventory	15	-	15
Prepaid Expenses, net	167	2	169
Due from Related Parties	627	-	627
Total current assets	16,001	915	16,915
Property and Equipment, net	6,191	62	6,253
Goodwill	10,068	-	10,068
Investments held in Trust Account	-	-	-
Intangible Assets, net	8,323	-	8,323
Other Assets	388	26	414
Total assets	$40,971	$1,003	$41,974

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$2,172	$504	$2,675
Accrued expenses	2,438	-	2,438
Accrued Interest Payable	161	-	161
Risk Settlements Due to Providers	282	-	282
Current portion of long-term debt, net	992	-	992
Other current liabilities	-	51	51
Total current liabilities	6,044	555	6,599
Long-term debt, less current portion	26,190	504	26,694
Other Liabilities	708	-	708
Total liabilities	32,943	1,059	33,293

Units (no par value, 300 authorized, issued and outstanding as of March 31, 2021)	223	-	223
Members' equity	7,805	(55)	7,750
Members' equity-controlling interest	8,028	(55)	7,973
Total Members' equity	8,028	(55)	7,973
Total Liabilities and Members' Equity	$40,971	$1,003	$41,974

1)	Represents the historical unaudited balance sheet of CareMax Medical Group, LLC.

2)	Reflects the acquisition of Care Holdings Group, LLC as if the transaction occurred on March 31, 2021.

Note 3 (continued)

The following table presents the pro forma statement of operations for CareMax for the three months ended March 31, 2021:

	CareMax Medical	Care Holdings	Pro Forma
(in thousands, except unit data)	Group, LLC (1)	LLC (2)	Combined
Revenue:
Capitated Revenue	$27,819	$-	$27,819
Other Managed Care Services	99	-	99
Other Revenue	-	917	917
Net revenue	27,918	917	28,835
Costs and expenses:
Medical Expenses	18,439	-	18,439
General and administrative expenses	7,673	1,704	9,378
Total costs and expenses	26,112	1,704	27,816
Operating (loss) income	1,806	(787)	1,018
Interest expense	504	-	504
Income before income taxes	1,302	(787)	515
Income tax expense	-	-	-
Net Income	$1,302	$(787)	$515
Weighted-average Common Units Outstanding	200	100	300
Net Income per Unit - Basic & Diluted			$1,093

(1)	Represents the historical unaudited statement of operations for CareMax.

(2)	Represents the acquisition of Care Holdings Group, LLC as if the transaction was completed on January 1, 2020.

Note 3 (continued)

The following table presents the pro forma statement of operations for CareMax for the year ended December 31, 2020:

	CareMax Medical	Clinica	Care Holdings	Pro Forma
(in thousands, except unit data)	Group, LLC (1)	Little Havana II	LLC (2)	Combined
Revenue:
Capitated Revenue	$103,051	$7,104	$-	$110,155
Other Managed Care Services	370		-	370
Other Revenue	-	-	4,457	4,457
Net revenue	103,421	7,104	4,457	114,982
Costs and expenses:
Medical Expenses	67,015	3,958	-	70,973
General and administrative expenses	27,107	1,663	4,172	32,942
Total costs and expenses	94,122	5,621	4,172	103,915
Operating (loss) income	9,300	1,483	285	11,067
Interest (income) expense	1,728	-	-	1,728
Other (income) expense, net	-	-	5	5
Income before income taxes	7,572	1,483	279	9,334
Income tax expense	-		-	-
Net income	7,572	1,483	279	9,334
Net Income attributable to noncontrolling interest	(29)	-	-	(29)
Net Income Attributable to Controlling Interests	$7,601	$1,483	$279	$9,363
Pro Forma Weighted-average Common Units Outstanding	200		100	300
Pro Forma Net Income per Unit - Basic & Diluted				$31,211

(1)	Represents the historical audited statement of operations for CareMax.

(2)	Represents the acquisition of Clinica Las Americas and Care Holdings Group, LLC as if the transactions were completed on January 1, 2020.

Note 4—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

a)	Sources of cash include DFHT cash held in trust of $143,856, proceeds from the Deerfield PIPE of $410,000, proceeds of $125,000 of long-term debt off set by cash to CareMax and IMC shareholders of $318,141, repayment of gross debt of $103,402 and acquisition-related costs and debt and equity issuance costs of deal of $50,443 resulting in net cash to the balance sheet of $206,870.

b)	See Note 1—Sources and Uses for the release of the Investments held in the Trust Account upon consummation of the Business Combination to fund the Closing.

c)	At the date of closing of the Business Combination, CareMax entered a new long-term debt facility for $125.0 million and CareMax historical debt of $26.2 million (debt outstanding at March 31, 2021) and historical IMC debt of $77.2 million (debt outstanding as of March 31, 2021) was paid off with the proceeds of the new long-term debt facility. The historical IMC debt paid off concurrent with the Business Combination is recognized as a component of the consideration transferred to acquire IMC. See Note 4j for the pro forma adjustment to assume and pay off the IMC historical debt in the amount of $77.2 million.

We expect to incur debt issuance costs of approximately $3,000 related to the new long-term debt facility. The deferred debt issuance costs are amortized as a component of interest expense over a 5-year term of the long-term debt facility on the pro forma condensed statement of operations.

Long-term
(in thousands)	Debt
Repayment of historical CareMax debt	$(26,190)
New long-term debt entered into by CareMax	$125,000
Debt issuance costs	$(3,000)
New long-term debt, net	$122,000

Proceeds from the Business Combination AND new long-term debt in the amount of $125,000 will be used to fund future acquisitions, repay debt or for other corporate purposes. Given there are no probable acquisitions at this time, the proformas assume proceeds will be used to repay debt in a manner where it can be redrawn when a future acquisition becomes available.

Note 4 (continued)

d)	Represents the payment of $4,443 of deferred underwriting costs incurred as part of DFHT's initial public offering and committed to be paid upon the Closing of the Business Combination and its re-classification from long term liability on the historical books of DFHT to a reduction of cash to the balance sheet as these costs are expected to be paid at closing.

e)	Below is a presentation of the pro forma adjustments to stockholders’ equity on the pro forma balance sheet.

Pro Forma Adjustments to Stockholders' Equity

		Historical Equity
	Historical Equity	and Contingent Shares	Historical Equity	Pro Forma	Pro Forma
(in thousands)	CareMax	DFHT	IMC	Adjustments	Combined
	$7,973	$5,000	$58,586		$439,663
Reclassification from contingent shares to Class A shares				116,281
Elimination of IMC historical equity to effect acquisition method				(58,586)
Fair value of shares issued in connection with acquisition of IMC				155,347
Deemed dividend in connection with reverse merger transaction with CareMax (1)				(234,087)
PIPE investment				410,000
Equity-classified contingent consideration				22,148
Payment of transaction fees (2)				(43,000)
Cash paid to redeeming shareholders				-
				$251,822

(1)	Represents the recapitalization of CareMax equity including the issuance of 10,796,067 shares of DFHT Class A Common Stock as part of the purchase consideration for the acquisition of CareMax. The excess of the purchase consideration for CareMax including the 10,796,067 shares of DFHT Class A Common Stock, equity-classified contingent consideration of $26,730 for the 3,500,000 contingently-issuable shares of DFHT Class A common stock and cash of $234,087 over the net assets of DFHT is recorded as an adjustment of CareMax equity.

(2)	Transaction costs are comprised of approximately $12 million related to the estimated cost of the issuance of equity securities in connection with the PIPE and are recorded as a reduction of additional paid-in-capital within stockholders’ equity on the pro forma condensed balance sheet, acquisition-related costs including advisory, legal, accounting, valuation or other professional fees of approximately $31 million which are reflected on the pro forma condensed statement of operations as a general and administrative expense and as a reduction of retained earnings on the pro forma condensed balance sheet and $3 million of debt issuance costs on the new $125 million long-term debt facility which are reflected as a reduction of debt on the pro forma condensed balance sheet.

Note 4f

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months March 31, 2021 and year ended December 31, 2020 are as follows:

	Pro Forma	Pro Forma
	Three Months Ended	Year Ended
(in thousands)	March 31, 2021	December 31, 2020
Interest expense from term debt	$1,172	$4,688
Reversal of historical interest expense	(2,454)	$(11,264)
Pro forma adjustment	$(1,282)	$(6,577)

Represents interest expense related to the issuance of the new term debt and repayment of old term debt pursuant to the Business Combination, assuming the transaction took place on January 1, 2020.

$125 million x 3.75% interest x 3 months= $1.2 million interest expense for the three months ended March 31, 2021.

$125 million x 3.75% interest x 12 months= $4.7 million interest expense for the twelve months ended December 31, 2020.

The 3.75% interest rate is variable and is based on a commitment from a third-party lender.

New CareMax term debt of $125 million minus payoff of old term debt of $103.9 million based upon the old debt outstanding as of March 31, 2021, leaves net remaining term debt of $125 million.

A 1/8 % change in the variable interest rate of the debt would result in an approximate change to interest expense of $0.16 million

  Note 4 (continued)

g)	Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 24.52%. CareMax is organized as a limited liability company (“LLC”). As an LLC treated as a disregarded entity for income taxes purposes, CareMax has not historically presented an income tax provision and related balance sheet income tax accounts in its financial statements. The pro forma adjustments include an adjustment to reflect income taxes for CareMax, partially offset by the losses before income taxes for DFHT and IMC using an estimated statutory tax rate of 24.52%. In addition, the pro forma adjustments affecting income (loss) before income taxes reflect an income tax benefit effect using an estimated statutory tax rate of 24.52%. The pro forma adjustments do not include the pro forma effect on the combined entity’s deferred tax assets that may result from changes in the valuation allowances recorded on the deferred tax assets in the historical financial statements of DFHT and IMC.

h)	As a result of the Business Combination and the conversion of the 3,593,750 shares Class B Common Stock, on a one-for-one basis, into shares of Class A Common Stock , the pro forma basic number of shares for the three months ended March 31, 2021 and the year ended December 31, 2020 are reflective of 80,176,840 shares of Class A Common Stock outstanding. The pro forma diluted number of shares for the three months ended March 31, 2021 includes potentially dilutive shares of 1,071,315 related to warrants to purchase an aggregate of 5,791,667 shares of Class A Common Stock at a price of $11.50. The pro forma number of diluted shares for the year ended December 31, 2020 excludes the warrants, since their inclusion would be anti-dilutive under the treasury stock method.

i)	Reflects the CareMax acquisition of IMC and pro forma adjustments to reflect the opening balance sheet at fair value. See Note 5 for the purchase price allocation to each asset and liability and the excess consideration paid over the fair value of the net assets acquired.

Note 4 (continued)

	IMC unaudited Condensed
	Historical Balance Sheet
(thousands)	as of March 31, 2021	Pro Forma Adjustments	Pro Forma Combined
Assets
Cash	$14,000	$-	$14,000
Accounts receivable	17,928	-	17,928
Other current assets	1,019	-	1,019
Total Current Assets	32,947	-	32,947
Property, plant & equipment	6,509	-	6,509
Intangible Assets, net	17,626	15,526	33,152
Goodwill	85,476	187,437	272,913
Other assets	2,261	-	2,261
Total Assets	$144,819	$202,963	$347,782
Liabilities
Accounts payable and accrued expenses	7,547	-	7,547
Short-term debt	323	-	323
Other current liabilities	-	-	-
Total Current Liabilities	7,869	-	7,869
Long-term debt	77,212	(77,212)	-
Other long term liabilities	1,151	-	1,151
Total Liabilities	86,233	(77,212)	9,021
Members' Equity
Member contributions	160,740	178,021	338,761
Accumulated deficit	(102,154)	102,154	-
Total Members' Equity	58,586	280,175	338,761
Total Liabilities and Members' Equity	$144,819	$202,963	$347,782

Note 4 (continued)

j)	The below table reflects the pro forma amortization expense related to the IMC tradename/trademark and risk contract intangible assets acquired by CareMax and the reversal of historical trademark amortization expense.

	Pro Forma	Pro Forma
	Three Months Ended	Year Ended
(in thousands)	March 31, 2021	December 31, 2020
Amortization expense- trade names/trademarks	$-	$342
Amortization expense- risk contracts	2,086	9,650
Reversal of historical amortization expense	(407)	(1,627)
Pro forma adjustment	$1,679	$8,368

Note 5—Business Combination

CareMax acquired the net assets of Interamerican Medical Center Group, LLC (“IMC”). The purchase price was approximately $339 million consisting of cash of $162 million (inclusive of $77 million in assumed IMC indebtedness based upon the balance as of March 31, 2021), paid off concurrently with the Business Combination), equity consideration of $155 million and contingent consideration of $22 million. The contingent consideration is included in equity in the pro forma combined condensed balance sheet. IMC constitutes a business and a significant acquisition and was accounted for under the acquisition method of accounting pursuant to ASC 805. The purchase price allocation is preliminary and subject to potential adjustments including updating the fair value of the equity consideration on the date of the completion of the Business Combination and the acquisition date fair value of assets acquired and liabilities assumed in the acquisition of IMC. The estimated fair value of the assets acquired and liabilities assumed, consisted of the following at the acquisition date:

Note 5—Business Combination (continued)

Purchase price allocation
Cash	$14,000
Accounts receivable	17,928
Other current assets	1,019
Property, plant & equipment	6,509
Identifiable Intangible Assets:
Tradenames/trademarks	345
Risk contracts	32,807
Other assets	2,261
Accounts payable and accrued expenses	(7,547)
Current portion of long term debt	(323)
Other long term liabilities	(1,151)
Net Assets Acquired	65,848
Excess of Consideration over Net Assets Acquired	273,744
Total Consideration	$272,913

Note 5—Business Combination (continued)

The value of DFHT shares as equity consideration was based on the trading price of DFHT Class A Common Stock on the closing of the Business Combination (June 8, 2021) at a price of $14.92 per share.

A Monte Carlo simulation was used to value the Contingent Consideration. The traded price of DFHT was simulated in each trial using Geometric Brownian Motion and the simulated path was then analyzed to determine, which, if any, earnout tranches would be payable within the given trial. The estimated payments were calculated by multiplying the shares earned for a given tranche by the trading price of DFHT common stock at March 31, 2021. The average of all trials yielded the valuation conclusion.

The fair value of the tradenames/trademarks was determined using the Relief from Royalty Method. In estimating an appropriate royalty rate, we conducted a royalty search through the Intangible Spring Database for tradenames/trademarks in the Medical and Healthcare industries and concluded on a selected net royalty rate of 1.0%. After estimating the appropriate royalty rate, we considered the amount of revenue attributable to the tradenames/trademarks, the annual royalty savings for each discrete period, an effective tax rate of market participants and our plan to incrementally phase out the IMC tradename/trademark beginning in the third quarter of 2021 and completed by the end of 2021.

The fair value of risk contracts was determined using the multi-period excess earnings method. In estimating the forecasted excess earnings and in the determination of the estimated useful life, we applied an estimated patient attrition rate of 31% based upon our historical patient attrition. The risk contracts intangible asset is being amortized over six years on an accelerated basis that reflects the pattern in which the economic benefits of the risk contracts intangible asset is consumed or otherwise used up.  The accelerated basis reflects the fact that the Company receives a greater benefit in the earlier years after the acquisition and a lesser benefit over time due to the further attrition of patients that existed at the time of the acquisition.

We considered other potential intangible assets including patient relationships, marketing-related and other customer-related, artistic-related, contract-based, and technology-based intangibles. We concluded there were no other significant, identifiable intangible assets that should be valued separately from goodwill. Goodwill was recognized as the excess of the purchase price over the net identifiable assets recognized. The goodwill is primarily attributable to IMC’s assembled workforce and anticipated future economic benefits to be derived from the combination of IMC operations with CareMax.

COMPARATIVE SHARE INFORMATION

        The following table sets forth the historical comparative share information for DFHT, CareMax and IMC on a stand-alone basis and the unaudited pro forma combined share information for the three months March 31, 2021 and the year ended December 31, 2020, after giving effect to the Business Combination,

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of DFHT, CareMax, and IMC and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of DFHT, CareMax, and IMC would have been had the companies been combined during the periods presented.

(in thousands, except per share information)	DFHT	CareMax	IMC	Pro Forma
Three Months Ended March 31, 2021
Stockholders'/members' equity (deficit) and commitments and contingencies	$121,282	$7,973	$58,586	$439,663
Net income (loss)	$9,302	$515	$(1,599)	$5,789
Weighted average shares outstanding—basic	14,375,000	-	-	80,176,840
Weighted average shares outstanding—diluted	15,446,315			81,248,155
Stockholders'/members' equity per share—basic	$8.44	$-	$-	$5.48
Stockholders'/members' equity per share— diluted	$0.60	$-	$-	$5.41
Basic net income per share	$0.65	$-	$-	$0.07
Diluted net income per share	$0.65			$0.07
Cash dividends per share—basic	$-	$-	$-	$-
Cash dividends per share—diluted	$-	$-	$-	$-
Year Ended December 31, 2020
Net income (loss) attributable to controlling interest	$(21,511)	$9,363	$1,114	$(33,524)
Weighted average shares outstanding—basic and diluted	14,375,000	-	-	80,176,840
Basic and diluted net income (loss) per share	$(1.50)	$-	$-	$(0.42)
Cash dividends per share—basic and diluted	$-	$-	$-	$-